Exhibit 99

    GATEWAY FINANCIAL HOLDINGS REPORTS 122.2% INCREASE IN FIRST QUARTER 2005
                                   NET INCOME

ELIZABETH CITY, N.C., April 21 /PRNewswire-FirstCall/ -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., reported net income for the first quarter of 2005 of $802,000 compared with $361,000 for the first quarter of 2004, an increase of $441,000 or 122.2%. Performance was driven by strong revenue growth derived from the Company's rapidly expanding commercial customer base. Diluted earnings per share were $0.11 for the first quarter of 2005 compared with $0.09 for the prior-year period, an increase of 22.2%. Weighted average shares outstanding have increased significantly, most notably as a result of the conversion of warrants to purchase 1,320,817 shares of common stock during the first half of 2004 and a fourth quarter 2004 public offering of 1,932,000 shares of common stock. As a result of these two events, average diluted shares outstanding for the first quarter of 2005 were 6,982,211, an increase of 79.7% over the 3,885,560 shares for the first quarter of 2004.

Commenting on these results, D. Ben Berry, Chairman, President and CEO, stated, "Our growth rate continues unabated. We are pleased to report another record earnings quarter, achieved through our continued expansion into the Greater Hampton Roads market of Virginia and the Northeast coastal region of North Carolina. Our growing client base, attracted by our "Big Bank" products delivered with personalized service, has enabled us to expand all sources of revenue. Equally meaningful, our exceptional growth rate has been achieved while, at the same time, improving profitability, maintaining our sound asset quality, and building our capital base."

Mr. Berry continued, "Our branch expansion continues as we move towards our $1 billion asset goal. During the quarter, we opened a fourth branch in Virginia Beach, which also serves as our Virginia regional headquarters. We plan to open several additional branches over the next twelve months including a fifth in Virginia Beach. We are exploring several other locations in high- growth markets, primarily in the Greater Hampton Roads area of Virginia."

Total revenue, defined as net interest income and non-interest income, for the first quarter of 2005 was $6.3 million, an increase of 69.0% above the $3.8 million reported for the prior-year period. Net interest income was $4.7 million, a $2.1 million or 79.4% increase over the $2.6 million reported for the first quarter of 2004. The increase reflects a 68.0% increase in average earning assets combined with a 27-basis point improvement in the net interest margin to 3.75%. Non-interest income was $1.7 million, an increase of 45.3% above prior-year first quarter levels. The increase was driven by a 51.1% increase in service charges on accounts and a 68.2% increase in other income. The increase in other income includes solid income growth in insurance, brokerage and mortgage operations.

Non-interest expense for the first quarter of 2005 was $4.8 million, a 59.0% increase from the $3.0 million reported in the first quarter of 2004. This growth reflects significant infrastructure expansion. During the last twelve months, Gateway opened or acquired seven additional branches and added 76 new employees. As a result, salaries and benefits increased 58.5% and occupancy and equipment was up 53.2%. The efficiency ratio improved to 75.71% for the first quarter of 2005 from 80.47% a year ago.

At March 31, 2005 total assets were $591.4 million, an increase of $238.2 million, or 67.4%, over the $353.3 million reported twelve months ago. Loans increased $176.5 million, or 65.4%, to $446.5 million; virtually all of this growth was organic. Deposits rose $172.6 million, or 65.6%, to $435.9 million. Borrowings, including junior subordinated debentures, totaled $90.4 million at March 31, 2005, an increase of $27.6 million or 43.9% from twelve months ago.

Mr. Berry added, "Throughout Gateway's history, sound asset quality has been a primary objective, and our first quarter continues to reflect this value." Net charge-offs for the first quarter of 2005 were a mere $6,000 compared with a net recovery of $56,000 for the year-ago quarter. Past due and non-accrual loans were $1.1 million or 0.24% of total loans at March 31, 2005, compared with $952,000 or 0.35% of total loans twelve months ago. At March 31, 2005, the allowance for loan losses was $4.6 million, or 1.02% of total loans.

Stockholders' equity at first quarter-end totaled $64.2 million, an increase of $37.9 million, or 144.2%, from twelve months ago. As previously mentioned, the Company issued a total of approximately 3.3 million new shares over the last twelve months, adding approximately $37.0 million to its capital base. Stockholders' equity equaled 10.86% of total assets, and the total risk- based capital ratio was 15.40% at period-end, well in excess of the "well-capitalized" regulatory threshold.

Mr. Berry concluded, "We began 2005 with an outstanding first quarter. As we look to the remainder of the year, we believe we are positioned for continued strong performance. Our expansion strategy into the high-growth markets of Virginia and North Carolina, combined with sound asset quality, expanding margins and improved operating efficiencies, continues to drive our results."

About the Company

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co. Gateway Bank & Trust Co. is a full-service community bank with a total of seventeen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach (4), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary.

Forward-Looking Statements

Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward- looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                     Quarterly
                                                      1st Qtr
(dollars in thousands except per share data)            2005
-----------------------------------------------    ------------
EARNINGS
   Net interest income                             $      4,671
   Provision for loan losses                       $        400
   Non Interest income                             $      1,671
   Non Interest expense                            $      4,801
   Pre-tax income                                  $      1,141
   Net income                                      $        802
   Basic earnings per share                        $       0.12
   Diluted earnings per share                      $       0.11
   Weighted average basic shares outstanding          6,692,897
   Weighted average diluted shares outstanding        6,982,211

PERFORMANCE RATIOS
   Return on average assets                                0.57%
   Return on average common equity                         5.04%
   Net interest margin (fully tax-equivalent)              3.75%
   Efficiency ratio                                       75.71%
   Full-time equivalent employees                           205

CAPITAL
   Average equity to average assets                       11.24%
   Tier 1 leverage capital ratio                          12.41%
   Tier 1 risk-based capital ratio                        14.46%
   Total risk-based capital ratio                         15.40%
   Book value per share                            $       9.59
   Cash dividend per share                         $       0.02

ASSET QUALITY
   Gross loan charge-offs                          $          7
   Net loan charge-offs                            $          6
   Net loan charge-offs to average loans                   0.00%
   Allowance for loan losses                       $      4,557
   Allowance for loan losses to total loans                1.02%
   Past due and nonaccrual loans                   $      1,078
   Past due and nonaccrual loans to total loans            0.24%
   Other real estate and repossessed assets        $          0

END OF PERIOD BALANCES
   Loans (before allowance)                        $    446,526
   Total earning assets (before allowance)         $    530,732
   Total assets                                    $    591,445
   Deposits                                        $    435,868
   Stockholder's equity                            $     64,218

AVERAGE BALANCES
   Loans (before allowance)                        $    413,995
   Total earning assets (before allowance)         $    504,817
   Total assets                                    $    573,818
   Deposits                                        $    429,363
   Stockholder's equity                            $     64,517

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                              Quarterly
                                      ---------------------------------------------------------
(dollars in thousands except            4th Qtr        3rd Qtr        2nd Qtr        1st Qtr
per share data)                           2004           2004           2004           2004
-----------------------------------   ------------   ------------   ------------   ------------
EARNINGS
   Net interest income                $      4,007          3,385          2,946          2,603
   Provision for loan losses          $        450            400            300            275
   Non Interest income                $      1,662          1,618          1,427          1,150
   Non Interest expense               $      4,363          3,833          3,438          3,020
   Pre-tax income                     $        856            770            635            458
   Net income                         $        638            547            463            361
   Basic earnings per share           $       0.11           0.12           0.12           0.11
   Diluted earnings per share         $       0.10           0.11           0.11           0.09
   Weighted average basic
    shares outstanding                   6,044,486      4,724,808      3,758,068      3,363,745
   Weighted average diluted
    shares outstanding                   6,300,974      4,954,910      4,217,821      3,885,560

PERFORMANCE RATIOS
   Return on average assets                   0.50%          0.54%          0.49%          0.43%
   Return on average common
    equity                                    4.29%          5.68%          6.42%          5.69%
   Net interest margin (fully
    tax-equivalent)                           3.58%          3.66%          3.55%          3.47%
   Efficiency ratio                          76.96%         76.60%         79.30%         80.47%
   Full-time equivalent
    employees                                  191            161            152            129

CAPITAL
   Average equity to average
    assets                                   11.68%          9.45%          7.70%          7.56%
   Tier 1 leverage capital
    ratio                                    13.89%         11.91%         12.44%          9.10%
   Tier 1 risk-based capital
    ratio                                    16.41%         13.64%         14.10%         10.33%
   Total risk-based capital
    ratio                                    16.92%         15.28%         15.87%         11.38%
   Book value per share               $       9.66           8.28           7.43           7.70
   Cash dividend per share            $       0.02           0.00           0.00           0.00

ASSET QUALITY
   Gross loan charge-offs             $         81             12             12             70
   Net loan charge-offs               $         80             11            (14)           (56)
   Net loan charge-offs to
    average loans                             0.02%          0.00%          0.00%         -0.02%
   Allowance for loan losses          $      4,163          3,793          3,404          3,090
   Allowance for loan losses
    to total loans                            1.09%          1.14%          1.10%          1.14%
   Past due and nonaccrual
    loans                             $        913          1,134          1,744          1,896
   Past due and nonaccrual
    loans to total loans                      0.24%          0.34%          0.56%          0.70%
   Other real estate and
    repossessed assets                $          0              0              0              0

END OF PERIOD BALANCES
   Loans (before allowance)           $    381,956        331,602        308,694        269,993
   Total earning assets
    (before allowance)                $    478,852        372,522        350,824        319,304
   Total assets                       $    535,728        412,150        396,797        353,267
   Deposits                           $    406,259        294,255        294,927        263,271
   Stockholder's equity               $     64,318         39,143         37,119         26,301

AVERAGE BALANCES
   Loans (before allowance)           $    350,006        319,628        288,941        246,541
   Total earning assets
    (before allowance)                $    444,561        366,536        333,085        300,500
   Total assets                       $    505,911        407,904        375,775        337,304
   Deposits                           $    338,697        299,437        296,557        275,191
   Stockholder's equity               $     59,121         38,549         28,930         25,501

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                           THREE MONTHS   THREE MONTHS
                                               ENDED         ENDED
                                             March 31,      March 31,
                                              2005            2004
                                           ------------   ------------
                                           (Unaudited)     (Unaudited)
                                             (Amounts in  thousands,
                                              except share and per
                                                    share data)
INTEREST INCOME
   Loans, including fees                   $      6,506   $      3,510
   Investment securities                            818            440
   Interest-earning bank deposits                     8              8
   Other interest and dividends                      48             32
      Total interest income                       7,380          3,990

INTEREST EXPENSE
   Deposits                                       2,023          1,028
   Short term debt                                  322            115
   Long term debt                                   364            244
      Total interest expense                      2,709          1,387

      Net interest income                         4,671          2,603

   Provision for loan losses                        400            275

      Net interest income after
       provision for loan losses                  4,271          2,328

NON INTEREST INCOME
   Service charges on accounts                      461            305
   Net gain on sales of securities                   24            140
   Other income                                   1,186            705
      Total non interest income                   1,671          1,150

NON INTEREST EXPENSE
   Salaries and benefits                          2,469          1,558
   Occupancy and equipment                        1,039            678
   Data processing fees                             229            130
   Other expense                                  1,064            654
      Total non interest expense                  4,801          3,020

      Income before income taxes                  1,141            458

   Income taxes                                     339             97

      Net income                           $        802   $        361

   Basic earnings per share                $       0.12   $       0.11

   Diluted earnings per share              $       0.11   $       0.09

   Weighted average basic shares
    outstanding                               6,692,897      3,363,745

   Weighted average diluted shares
    outstanding                               6,982,211      3,885,560

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                           MAR 31,     DECEMBER 31,      MAR 31,
                                            2005          2004           2004
                                        ------------   ------------   ------------
                                        (Unaudited)     (Audited)     (Unaudited)
                                          ($,000)         ($,000)       ($,000)
ASSETS
   Cash and due from banks              $      9,985   $      9,028   $     10,374
   Interest-earnings deposits in
    other banks                                1,066          1,245          2,384
      Total cash and cash equivalents         11,051         10,273         12,758

   Securities available for sale              78,757         92,608         43,815
   Federal Home Loan Bank stock                3,661          2,321          2,390
   Federal Reserve Bank stock                    722            722            722

   Total loans                               446,526        381,956        269,993
   Allowance for loan losses                  (4,557)        (4,163)        (3,090)
      Total loans, net                       441,969        377,793        266,903

   Premises and equipment, net                20,156         18,895         12,110
   Bank owned life insurance policies         16,635         16,507          7,193
   Accrued interest receivable                 3,230          2,697          1,315
   Other assets                               15,264         13,912          6,061

      Total assets                      $    591,445   $    535,728   $    353,267

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing               $     61,228   $     52,348   $     40,663
      Interest-bearing                       374,640        353,911        222,608
         Total deposits                      435,868        406,259        263,271

     Short term debt                          62,511         35,861         42,002
     Long term debt                           27,865         28,065         20,800
   Accrued expenses and other
    liabilities                                  983          1,225            893
         Total liabilities                   527,227        471,410        326,966

STOCKHOLDERS' EQUITY
   Common stock                               62,786         62,631         25,708
   Retained earnings                           2,711          1,908            259
   Accumulated other comprehensive
    income (loss)                             (1,279)          (221)           334
      Total shareholders' equity              64,218         64,318         26,301

      Total liabilities and
       shareholders' equity             $    591,445   $    535,728   $    353,267

SOURCE  Gateway Financial Holdings, Inc.
    -0-                             04/21/2005
    /CONTACT: D. Ben Berry, Chairman, President and CEO, or Mark A. Holmes, Senior Executive Vice President and CFO of Gateway Financial Holdings, Inc., +1-252-334-1511/